Amendment No. 1 to the FWP	Filed Pursuant to Rule 433
dated June 26, 2006	Reg No. 333-134553

30YR NC 5YR Callable
Final Terms and Conditions

Lehman Brothers Holdings Inc. has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus dated May 30, 2006, the prospectus supplement dated May 30, 2006 for its Medium Term Notes, Series I, and other documents Lehman Brothers Holdings Inc. has filed with the SEC for more complete information about Lehman Brothers Holdings Inc. and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus for complete details. You may get these documents and other documents Lehman Brothers Holdings Inc. has filed for free by searching the SEC online database (EDGAR®) at www.sec.gov, with “Lehman Brothers Holdings Inc.” as a search term. Alternatively, Lehman Brothers Inc. or any other dealer participating in the offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) if you request it by calling your Lehman Brothers sales representative, such other dealer or 1-888-603-5847.

Issuer:	Lehman Brothers Holdings (A1/A+/A+)
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Principal Amount:	USD 25,000,000
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CUSIP:	52517PK34
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Trade Date:	June 26, 2006
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Issue Date:	July 11, 2006
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Maturity Date:	July 11, 2036, subject to Issuer’s Call Option
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Issue Price:	100.0%
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Redemption Price	100.0%
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Coupon	7.00%
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Interest Payment Dates	Semi-annually on each January 11 and July 11, commencing January 11, 2007 and ending on the Maturity Date, subject to Issuer’s Call Option
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Issuer’s Call Option

The Issuer has the right on every Interest Payment Date starting on July 11, 2011, provided that the Issuer gives 5 Business Days notice to the investor, to call the notes at the Redemption Price. All amounts that may otherwise be payable following the call date shall cease to be payable. Notwithstanding the above, all payments due on the call date shall be made in full regardless of any calling of the notes by the Issuer.

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Business Days	New York
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Denomination:	US$1,000/1,000
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